UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 10, 2011

CARDIO VASCULAR MEDICAL DEVICE, CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-145738 (Commission File Number)	98-0522188 (IRS Employer Identification No.)

12 Shaar Hagai Street
Haifa, Israel 34554
 (Address of Principal Executive Offices, Zip Code)

011-972- 544-982397
 (Registrant's Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2011 Carl Tedeschi resigned as officer (Chief Executive Officer, Chief Financial Officer and President) and Director of the Company.  Such resignation was not due to any disagreement with the Company.  Mr. Tedeschi was provided with a copy of this Report.

On March 10, 2011 David Hostelley, age 71, was named Chief Executive Officer, President, Chief Financial Officer and Director of the Company.  For agreeing to serve in such capacity Mr. Hostelley was issued 2,000,000 shares of Common Stock of the Company.

From April 2005 until December 2008 Mr. Hostelley was President of MSC Solutions, a family owned consulting company, located in Strongsville Ohio, and provided consulting services and outsourced CFO services for acquisitions.  From December 2008 until January 15, 2011 Mr. Hostelley was the CFO and board member of Entertainment Arts Research, Inc. (EARI.PK) a company engaged in the design, development, production of video games and virtual reality games.  From July 2010 to present CFO of QE Brushes, Inc. located in Spokane Washington, in the business of selling pet products and looking for acquisitions.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2011

	By:	/s/ David F. Hostelley
	Name:	David F. Hostelley
	Title:	Chief Executive Officer